Form N-SAR
Semi-Annual Report for Registered
 Investment Companies

Registrant's Name:
Federated Income Securities Trust

Date of Filing to which Form
SE Relates:
Semi Annual
 05/31/05

Type of Filing:

Form N-SAR

Paralegal's Name:
Heather Eastgate
Paralegal's Extension No.:
1097

PORTFOLIO/SERIES NAMES
1
Federated Capital Income Fund
2

3

4

5

6

7

8

9

10


FORM SE Notification Form
N-SAR Exhibit Index
(Exhibits to be attached will appear
in bold-face type)

77.A.
Are there any exhibits?
Yes:
x
No:

77.B.
Accountant's Report on Internal Control
   [Annual N-SARs only]
77.C.
Matters Submitted to a Vote of Securities Holders
77.D.
Policies with Respect to Security Investments
77.E.
Legal Proceedings
77.F.
Changes in Security for Debt
77.G.
Defaults and Arrears on Senior Securities
77.H.
Changes in Control of Registrant
77.I.
Terms of New or Amended Securities
77.J.
Revaluation of Assets or Restatement
 of Capital Share Account
77.K.
Changes in Registrant's Certifying Accountant
77.L.
Changes in Accounting and Principles and Practices
77.M.
Mergers
77.N.
Actions Required to be Reported Pursuant to Rule 2a-7
77.O.
Transactions effected Pursuant to Rule 10f-3
77.P.
Information Required to be Filed Pursuant
 to Existing Exemptive Orders
[Arthur Anderson Report on Multiple Classes
 of Shares -- Annual N-SAR Only]
77.Q.
Exhibits



Item 77 -- Form N-SAR


PORTFOLIO/SERIES
NAME:
All


PORTFOLIO/SERIES
NUMBER:
All


REGISTRANT'S NAME:
Federated Income Securities Trust




Y or N
77.A.
Is the Registrant filing any of the following
 attachments with the current filing of Form N-
SAR?    (Answer for all Series as a group)

Y

NOTE:  If answer is "Y," mark those items
 below being filed as an attachment
to this form or incorporated by reference.



Filed as an
Attachment?
(Y or N)
B.
Accountant's Report on Internal Control
 [Annual N-SAR ONLY]
N
C.
Matters Submitted to a Vote of Securities Holders
N
D.
Policies with Respect to Security Investments
N
E.
Legal Proceedings
Y
F.
Changes in Security for Debt
N
G.
Defaults and Arrears on Senior Securities
N
H.
Changes in Control of Registrant
N
I.
Terms of New or Amended Securities
[Includes additions/deletions of
classes to existing portfolios]
N
J.
Revaluation of Assets or Restatement
of Capital Share Account
N
K.
Changes in Registrant's Certifying Accountant
N
L.
Changes in Accounting Principles and Practices
N
M.
Mergers
N
N.
Actions Required to be Reported
Pursuant to Rule 2a-7
N
O.
Transactions effected Pursuant to Rule 10f-3
N
P.
Information Required to be Filed
Pursuant to Existing Exemptive Orders
N
Q.1)
Exhibits
N
Q.2)
Any information called for by
instructions to sub-item 77Q2
N
Q.3)
Any information called for by
 instructions to sub-item 77Q3
N




SUB-ITEM 77E:  LEGAL PROCEEDINGS
Like many other mutual fund companies,
in September 2003, Federated Investors, Inc., the parent company of the Federated funds' advisers and distributor (collectively, "Federated"), received detailed requests for
information on shareholder trading
activities in the Federated funds ("Funds")
 from the Securities and
Exchange Commission, the New York
State Attorney General, and the National
Association of Securities
Dealers.  Since that time, Federated has
 received additional inquiries from
regulatory authorities on these
and related matters, and more such
inquiries may be received in the future.
As a result of these inquiries,
 Federated and the Funds have
conducted an internal investigation of the matters raised, which revealed instances in which a few investors were granted exceptions to Federated's internal procedures for limiting frequent transactions and that one of these investors made an additional investment in another Federated fund.
The investigation has also identified
 inadequate procedures which
permitted a limited number of investors
(including several employees) to engage
 in undetected frequent
trading activities and/or the placement
 and acceptance of orders to purchase
shares of fluctuating net asset
value funds after the funds' closing
 times.  Federated has issued a series
 of press releases describing these
matters in greater detail and
emphasizing that it is committed to
 compensating the Funds for any detrimental impact these transactions may have had on them.  In that regard, on
February 3, 2004, Federated and the
independent directors of the Funds
 announced the establishment by
Federated of a restoration fund that is
intended to cover any such detrimental
impact.  The press releases and related
 communications are available
in the "About Us" section of Federated's website www.federatedinvestors.com, and any future press releases on this subject will also be
 posted there.
Shortly after Federated's first public
 announcement concerning the foregoing matters, and notwithstanding Federated's commitment to taking remedial actions, Federated and various Funds were
named as defendants in several class
action lawsuits now pending in the United States District Court for the District of Maryland seeking damages of unspecified amounts. The lawsuits were purportedly filed on behalf of people who purchased, owned and/or redeemed shares of Federated-sponsored mutual funds during specified periods beginning November 1, 1998. The suits are generally similar in
alleging that Federated engaged in
llegal and improper trading practices
including market timing and
late trading in concert with certain
institutional traders, which allegedly caused financial injury to the mutual fund shareholders.
Federated and various Funds have also been
 named as defendants in several additional lawsuits, the majority of which are now pending in the United States District Court for the Western District of Pennsylvania, alleging, among other things, excessive advisory and rule 12b-1 fees,
and seeking damages of
unspecified amounts.
The board of the Funds has retained the
law firm of Dickstein, Shapiro Morin & Oshinsky LLP to represent the Funds in these lawsuits.
 Federated and the Funds, and their respective counsel, are reviewing the allegations and will respond appropriately. Additional lawsuits based upon similar allegations may be filed in the future.
 The potential impact of these recent lawsuits and future potential similar suits is uncertain. Although we do not believe that these lawsuits will have a material adverse effect on the Funds, there can be no assurance that these suits, the ongoing adverse publicity and/or other developments resulting from the regulatory investigations will not result in increased Fund redemptions, reduced sales of Fund shares, or other adverse consequences for the Funds.